Exhibit 8.1

Significant Subsidiaries

Significant subsidiary undertakings as at December 31, 2001.

                                Country of             Ownership as of
Subsidiary                    Incorporation           December 31, 2001
----------                    -------------           -----------------

Dynea B.V.                     Netherlands                   100%
Dynea Austria GmbH             Austria                       100%
Dynea Singapore PT Ltd         Singapore                     100%
Dyno Nederland BV              Netherlands                   100%
Dynea ASA                      Norway                        100%
Dynea NZ Ltd                   New Zealand                   100%
Dynea NV                       Belgium                       100%
Dynea Ireland Ltd              Ireland                       100%
Dynea Overlays Oy              Finland                       100%
Dynea Chemicals Oy             Finland                       100%
PT Dyno Indria                 Indonesia                     51%
Dynea Canada Inc.              Canada                        100%
Dynea U.S.A. Inc               USA                           100%
Dynea Overlays WI Inc          USA                           100%